                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
                                                            Contact: Mary Chaput
                                                         Chief Financial Officer
                                                                  (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (December 5, 2002) - American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its first quarter fiscal 2003 earnings release conference call. The Company intends to issue its first quarter earnings release at approximately 4:15 p.m. ET, and the call is scheduled to begin at 5:15 p.m. ET on December 19, 2002.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com http://www.streetevents.com, and at www.companyboardroom.com http://www.companyboardroom.com. The on-line replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through December 26, 2002. A telephone replay of the call will also be available through December 26, 2002, at 719-457-0820, confirmation number 750197.

         American Healthways is the nation's leading and largest provider of specialized, comprehensive care enhancement services to hospitals, physicians and health plans. In addition, American Healthways is the only company in its industry whose programs are designed to meaningfully address the needs of 100% of its customer populations. The clinical excellence of the Company's programs have been reviewed and approved by Johns Hopkins, and their quality has been recognized by the National Committee on Quality Assurance, the Joint Commission on Accreditation of Health Care Organizations, and the American Accreditation Healthcare Commission, the first and only care enhancement provider in the nation to be accredited or certified by all three organizations. American Healthways contracts to provide disease and care management programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. The Company also operates diabetes management programs in nearly 80 hospitals nationwide. Further information about American Healthways and its programs can be found at www.americanhealthways.com.


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                                            3541 Green Hills Village Drive
                                            Nashville, Tennessee 37215
                                            telephone: 615-665-1122
                                            facsimile: 615-665-7697
                                            www.americanhealthways.com